                                                      REGISTRATION NO.__________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                      ----------------------------------

                            BROWN-FORMAN CORPORATION
             (Exact name of registrant as specified in its charter)

DELAWARE                                                 61-0143150
(State of incorporation)                    (I.R.S. Employer Identification No.)

                  850 DIXIE HIGHWAY, LOUISVILLE, KENTUCKY 40210
              (Address of Principal Executive Offices and Zip Code)

--------------------------------------------------------------------------------
                      Brown-Forman Corporation Savings Plan
   Brown-Forman Corporation Savings Plan for Collectively Bargained Employees
                      Fetzer Vineyards Profit Sharing Plan
                  Hartmann Employee Savings and Investment Plan
             Lenox Savings Plan for Collectively Bargained Employees
            Lenox, Incorporated Employee Savings and Investment Plan
                    Lenox Retail Savings and Investment Plan
                            (Full title of the Plans)
--------------------------------------------------------------------------------

                               MICHAEL B. CRUTCHER
                              Senior Vice President
                          General Counsel and Secretary
                            Brown-Forman Corporation
                                850 Dixie Highway
                           Louisville, Kentucky 40210
                                 (502) 585-1100

                              OGDEN NEWELL & WELCH
                            Attention: James S. Welch
                               1700 Citizens Plaza
                            500 West Jefferson Street
                         Louisville, Kentucky 40202-2874
                                 (502) 582-1601
         (Names, addresses and telephone numbers of agents for service)

                        Exhibit Index appears on Page 11.

          Approximate date of commencement of proposed sale to public:
  From time to time following the effectiveness of the Registration Statement.

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
Title of Securities To    Title Of Plan             Amount          Proposed        Proposed         Amount Of
Be Registered (1)                                   To Be           Maximum         Maximum          Registration
                                                    Registered      Offering        Aggregate        Fee
                                                    (1) (2)         Price           Offering
                                                                    Per Share (3)   Price Fee
====================================================================================================================
Class B Common          Brown-Forman               1,100,000        $63.84         $70,224,000      $19,522.27
Stock (non voting)      Corporation Savings
par value $0.15         Plan
per share

Class B Common          Brown-Forman                  50,000        $63.84         $ 3,192,000      $   887.38
Stock (non voting)      Corporation Savings
par value $0.15         Plan for Collectively
per share               Bargained Employees

Class B Common          Fetzer Vineyards             100,000        $63.84         $ 6,384,000      $  1,774.75
Stock (non voting)      Profit Sharing Plan
par value $0.15
per share

Class B Common          Hartmann Employee            100,000        $63.84         $ 6,384,000      $  1,774.75
Stock (non voting)      Savings & Investment
par value $0.15         Plan
per share

Class B Common          Lenox Savings Plan            50,000        $63.84         $ 3,192,000      $    887.38
Stock (non voting)      For Collectively
par value $0.15         Bargained Employees
per share

Class B Common          Lenox, Incorporated          500,000        $63.84         $31,920,000      $  8,873.76
Stock (non voting)      Employee Savings &
par value $0.15         Investment Plan
per share

Class B Common          Lenox Retail Savings         100,000        $63.84         $ 6,384,000      $  1,774.75
Stock (non voting)      and Investment Plan
par value $0.15
per share
====================================================================================================================

(1) In addition, pursuant to Rule 416(c) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2) Pursuant to Rule 416(a) of the Securities Act, includes an indeterminate number of additional shares that may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3) Estimated solely for purpose of calculating amount of registration fee which, calculated pursuant to Rule 457(h)(1) and (2) of the Securities Act, is based on the average of the high and low prices for shares of Class B Common Stock of Brown-Forman Corporation on the New York Stock Exchange consolidated tape on March 15, 1999.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

*As allowed by Rule 428(b)(1) under the Securities Act and the Note to Part l of Form S-8, the information specified in Items 1 and 2 of Form S-8 will be contained in a document sent or given to plan participants. This information is not filed as part of this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

Brown-Forman Corporation (the "Registrant") and each of the Plans, by this reference hereby incorporate into this Registration Statement the following documents filed by the Registrant:

  (a) Annual Report of the Registrant on Form 10-K for the year ended April 30, 1998, filed on July 17, 1998;

  (b) Quarterly Report of the Registrant on Form 10-Q for the fiscal quarter ended July 31, 1998, filed on September 3, 1998;

  (c) Quarterly Report of the Registrant on Form 10-Q for the fiscal quarter ended October 31, 1998, filed on December 10, 1998;


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


  (d) Quarterly Report of the Registrant on Form 10-Q for the fiscal quarter ended January 31, 1999, filed on March 5, 1999;

  (e) The description of the Registrant's Class B Common Stock, $0.15 par value per share, contained in the Registrant's Registration Statement on Form 8-A, filed on April 11, 1991, including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by the Registrant or the Plans with the Securities and Exchange Commission pursuant to Sections 13(a), 13(d), 14 or 15(d) of the Securities Exchange Act of 1934 after the effective date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and shall be deemed to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement contained in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

One of the directors of the Registrant, James S. Welch, is of counsel to and a former partner in Ogden Newell & Welch, the Louisville, Kentucky law firm providing the legal opinion upon the validity of the securities being registered pursuant to this Registration Statement. Mr. Welch has sole or shared voting and investment power over 6,600 shares of the Class A Common Stock of the Registrant.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant's Restated Certificate of Incorporation limits directors' liability for monetary damages to the extent permitted by the Delaware General Corporation Law, and reads as follows:




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


A director shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that he may be liable (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

The provision affects only claims against directors for acts they perform as directors; it does not apply to acts they perform as officers of the Registrant or in other capacities.

In addition, the Board of Directors has adopted a resolution which provides that the Registrant shall indemnify any person who was, is, or is threatened to be made a party to an action, suit, or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that he is a director, officer, employee, or agent of the Registrant, or is or was serving at the Registrant's request as a director, officer, employee, or agent of another entity. Indemnification of a person under this resolution is against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the Registrant's best interests (with respect to a criminal proceeding, the person must have had no reasonable cause to believe his conduct was unlawful). In any proceeding by or in the right of the Registrant, no indemnification may be made if the person is found to be liable for negligence or misconduct in the performance of his duty, and only to the extent of the Court of Chancery or such other court deems proper.

An insurance policy insures the Registrant's directors and officers against certain liabilities, including certain liabilities arising under the Act, which might be incurred by them in such capacities and against which they cannot be indemnified by the Registrant.

Insofar as indemnification for liabilities under the Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of such Registrant in the successful defense of any action, suit, or proceeding) is asserted against the Registrant by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS


EXHIBIT
NUMBER     DESCRIPTION OF DOCUMENTS
------     ------------------------
4(a)       Brown-Forman Corporation Savings Plan

4(b)       Brown-Forman Corporation Savings Plan for Collectively Bargained
           Employees

4(c)       Fetzer Vineyards Profit Sharing Plan

4(d)       Hartmann Employee Savings and Investment Plan

4(e)       Lenox Savings Plan for Collectively Bargained Employees

4(f)       Lenox, Incorporated Employee Savings and Investment Plan

4(g)       Lenox Retail Savings and Investment Plan

5          Opinion of Counsel, Ogden Newell & Welch, counsel to Registrant

23(a) Consent of PricewaterhouseCoopers LLP, independent accountants of Registrant

23(b)      Consent of Ogden Newell & Welch, counsel to Registrant
           (included in Exhibit 5)

24(a) Power of attorney authorizing Steven B. Ratoff, Michael B. Crutcher or Nelea A. Absher to sign the Registration Statement in any and all capacities on behalf of Jerry E. Abramson, Barry D. Bramley,
           George Garvin Brown III, Owsley Brown II, Donald G. Calder, Owsley
           Brown Frazier, Richard P. Mayer, Stephen E. O'Neil, William M.
           Street, Dace Brown Stubbs and James S. Welch.

24(b) Certified resolution of Registrant's Board of Directors authorizing the execution of powers of Attorney.

The following items were filed previously:




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




EXHIBIT
NUMBER      DESCRIPTION OF DOCUMENT
------      -----------------------
4(h)        Restated Certificate of Incorporation of the Registrant,
            incorporated by reference to Exhibit 3(i)(b) of Registrant's 10-Q, filed on December 10, 1998

4(i)        Certificate of Ownership and Merger of Brown-Forman Corporation into
            Brown-Forman, Inc., incorporated by reference to Registrant's 10-K, filed on July 19, 1994

4(j)        Registrant's by-laws, as amended and restated on May 25, 1988, incorporated by reference to Registrant's 10-K, filed on July 26,
            1993, as further amended and currently in effect, incorporated by reference to Registrant's Current Report on Form 8-K, filed June 3, 1998

4(k) Form of Indenture dated as of March 1, 1994, between the Registrant and The First National Bank of Chicago, as Trustee, incorporated by reference to Registrant's Form S-3 (Registration No. 33-52551), filed on March 8, 1994


The Registrant has submitted or will submit the Brown-Forman Corporation Savings Plan, the Brown-Forman Corporation Savings Plan for Collectively Bargained Employees, the Fetzer Vineyards Profit Sharing Plan, the Hartmann Employee Savings and Investment Plan, the Lenox Savings Plan for Collectively Bargained Employees, the Lenox, Incorporated Employee Savings and Investment Plan, and the Lenox Retail Savings and Investment Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the plans, as amended.

ITEM 9. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; PROVIDED, HOWEVER, that (i) and (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by (i) or
     (ii) is contained



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

     in periodic reports filed by the Registrant pursuant to Section 13 or
     Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

(2)  that, for the purpose of determining any liability under the Securities
     Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(4)  that, for purposes of determining any liability under the Securities
     Act of 1933, each filing of the Registrant's annual reports pursuant to
     Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. If a director, officer or controlling person of the Registrant asserts a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant, Brown-Forman Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, Commonwealth of Kentucky, on March 17, 1999.




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


BROWN-FORMAN CORPORATION

*By: /s/ Owsley Brown II
    ---------------------------------
Owsley Brown II
Chairman and Chief Executive Officer
Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


 Signature                               Title
 ---------                               -----

/s/ Steven B. Ratoff                     Executive Vice President and Chief
----------------------------------       Financial Officer (Principal Financial
Steven B. Ratoff                         Officer and Principal Accounting
                                         Officer)

*Jerry E. Abramson                       Director

*Barry D. Bramley                        Director

*George Garvin Brown III                 Director

*Owsley Brown, II                        Director

*Donald G. Calder                        Director

*Owsley Brown Frazier                    Director

*Richard P. Mayer                        Director

*Stephen E. O'Neil                       Director

*William M. Street                       Director

*Dace Brown Stubbs                       Director

*James S. Welch                          Director

*By: /s/ Nelea A. Absher
    ------------------------------
Nelea A. Absher
Assistant Vice President and Assistant Secretary
Attorney-In-Fact For Each
March 17, 1999



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

THE PLANS. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, in the City of Louisville, Commonwealth of Kentucky, on March 17, 1999.

BROWN-FORMAN CORPORATION SAVINGS PLAN
BROWN-FORMAN CORPORATION SAVINGS PLAN FOR COLLECTIVELY BARGAINED
    EMPLOYEES
FETZER VINEYARDS PROFIT SHARING PLAN
HARTMANN EMPLOYEE SAVINGS AND INVESTMENT PLAN
LENOX SAVINGS PLAN FOR COLLECTIVELY BARGAINED EMPLOYEES
LENOX, INCORPORATED EMPLOYEE SAVINGS AND INVESTMENT PLAN
LENOX RETAIL SAVINGS AND INVESTMENT PLAN

By:      /s/ Milton B. Gillis
         -----------------------------------------------------
         Milton B. Gillis, Vice President and Member of
         Brown-Forman Corporation Employee Benefits Committee,
         Plan Administrator for the Plans




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



                                  EXHIBIT INDEX



EXHIBIT
NUMBER          DESCRIPTION
------          -----------
4(a)            Brown-Forman Corporation Savings Plan*

4(b)            Brown-Forman Corporation Savings Plan for Collectively
                Bargained Employees*

4(c)            Fetzer Vineyards Profit Sharing Plan*

4(d)            Hartmann Employee Savings and Investment Plan*

4(e)            Lenox Savings Plan for Collectively Bargained Employees*

4(f)            Lenox, Incorporated Employees Savings and Investment Plan*

4(g)            Lenox Retail Savings and Investment Plan*

5               Opinion of Counsel, Ogden Newell & Welch*

23(a) Consent of PricewaterhouseCoopers LLP, independent accountants of Registrant*

23(b)           Consent of Ogden Newell & Welch, counsel to Registrant
                (included in Exhibit 5)*

24(a) Power of attorney authorizing Nelea A. Absher, Steven B. Ratoff or Michael B. Crutcher to sign the Registration Statement in any and all capacities on behalf of Jerry E. Abramson, Barry D.
                Bramley, Geo. Garvin Brown III, Owsley Brown II, Donald G.
                Calder, Owsley Brown Frazier, Richard P. Mayer, Stephen E.
                O'Neil, William M. Street, Dace Brown Stubbs and James S. Welch*

24(b) Certified resolution of Registrant's Board of Directors authorizing the execution of powers of attorney*


*Filed electronically herewith.





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